[Letterhead of Branden T. Burningham]


May 20, 2002

Christopher B. Glover, President
Lone Moose Adventures, Inc.
1438 East 8850 South
Sandy, Utah 84093

Re: Opinion letter, dated May 20, 2002, regarding shares of common stock Lone Moose Adventures, a Nevada corporation (the "Company")


Dear Mr. Glover:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                  Sincerely yours,

                                                  /s/ Branden T. Burningham

                                                  Branden T. Burningham